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[VENABLE BAETJER AND HOWARD LETTERHEAD]






                               September 27, 1995


Value Line U.S. Multinational Company Fund, Inc.
220 East 42nd Street
New York, New York 10017-5891

          Re:  VALUE LINE U.S. MULTINATIONAL COMPANY FUND, INC.

Ladies and Gentlemen:

          We have acted as special Maryland counsel for the Value Line U.S. Multinational Company Fund, Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance of its Common Stock, par value of $.01 per share (collectively, the "Common Stock").

          As Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement on Form N-1A, File Nos. 33-60829 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

          We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion and so advise you that:

          1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

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Value Line U.S. Multinational Company Fund, Inc.
September 27, 1995
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          2.   The 10,000 presently issued and outstanding shares of Common
               Stock of the Fund have been validly and legally issued and are fully paid and nonassessable.

          3. The shares of Common Stock of the Fund to be offered for sale pursuant to the Prospectus are, to the extent of the number of shares authorized to be issued by the Fund in its Articles of Incorporation, duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, will have been validly and legally issued and will be fully paid and nonassessable.

          This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or other laws.

          We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Venable, Baetjer and Howard, LLP